UNITED STATES
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On August 1, 2018, USG Corporation (the “Company”) posted Employee Frequently Asked Questions to its USG Connections employee intranet page, related to the proposed transaction with Gebr. Knauf KG. A copy of the Employee Frequently Asked Questions, as well as an email from Brian J. Cook, Executive Vice President and Chief Administrative Officer of the Company, regarding the updated intranet page, are included below.

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Knauf Transaction
Employee FAQs

Health and Wellness Benefits

1.	Is there a waiting period for Knauf's plans? Will we be covered right away?
You will continue to participate in the USG and CGC plans just as you did prior to the completion of the transaction. Knauf has agreed to maintain our benefit programs on a substantially comparable basis until at least the end of the calendar year following the year in which the transaction is completed. For example, if the transaction is completed in 2019, no major changes will be made through December 31, 2020.

2.	Will Knauf make us start the deductible over when the transaction is completed?
No, deductibles and out of pocket limits will not start over if the transaction is completed. The USG or CGC plans you are currently enrolled in will remain in place that year. They will run their normal course for the year in which the transaction is completed.

3.	What will happen to my Flexible Spending Account money?
If the transaction is completed in 2018, you will continue to participate in the USG Flexible Spending Accounts (FSA) for 2018. FSA administration rules will remain the same.

4.	Will we still have FSAs in 2019?
Yes, we will offer Flexible Spending Accounts in 2019.

5.	Will my contributions increase?
No, your contributions will not increase in 2018 if the merger is completed in 2018. For 2019, contributions will be based on our current cost sharing philosophy and will be announced during Annual Enrollment in December 2018, as would be the case regardless of the merger. If the transaction is completed in 2019, your 2019 contributions will remain in place for the remainder of that year.

6.	My dependent child is going to turn 26 in 2019 and will be dropped from my medical plan. Will I still be able to get COBRA for him/her?
Yes, your dependent child will still be eligible for COBRA coverage after completion of the merger. COBRA coverage rules will remain the same.

Retirement and Investment Benefits

1.	I have met the Rule of 90, can I lose that?
Once you have earned a benefit in the USG Retirement Plan, it cannot be reduced. If you have met the Rule of 90, it cannot be reduced by USG or Knauf.

2.	Can Knauf stop my monthly pension payments? Can Knauf take money out of the pension plan?
All funds in the pension plan must be preserved for the payments of participants' benefits. This is mandated by federal pension regulations in both the U.S. and Canada. Neither USG nor Knauf can access the funds in the pension trust. If you already retired and are receiving a monthly pension, that payment will continue after the transaction is completed.

For the USG pension plan, we previously announced that we are moving the administration of the pension plan from Alight to Fidelity. That is still on track to take place 4/1/2019 and the agreement with Knauf allows for that change to take place. There are no current plans to change the administrator of the CGC pension plan. Knauf has agreed to maintain our benefit programs on a substantially comparable basis until the end of the calendar year following the year in which the transaction is completed.

3.	I am not vested in the pension plan yet, am I going to lose it?
You are always 100% vested in your contributions to the pension plan and you will continue to participate in the pension plan after the transaction is completed, earning service towards vesting. Knauf has agreed to maintain our benefit programs on a substantially comparable basis until at least the end of the calendar year following the year in which the transaction is completed.

4.	What is going to happen to my 401(k)?
You will continue to participate in the USG and CGC Investment Plans as you do today. Nothing will happen to those Investment Plans when the transaction with Knauf is completed. Knauf has agreed to maintain our benefit programs on a substantially comparable basis until at least the end of the calendar year following the year in which the transaction is completed.

5.	Can I continue to invest in USG stock in the USG Investment Plan?
You can continue to invest in the USG stock fund in the Investment Plan until the transaction is completed. The rule that limits the amount of stock you can hold in your Investment Plan account remains in effect.

6.	What is going to happen to the USG stock inside the USG Investment Plan?
Upon completion of the transaction, USG stock in the 401(k) will be converted to cash, which will then be invested in the Target Date Fund appropriate to the participant’s normal retirement date. Participants will have the option to redirect the funds to a different option if they choose.

7.	Will my USG Investment Plan loan be impacted?
No, your Investment Plan loan will not be impacted when the transaction is completed. You will continue to be responsible for the repayment per the terms of your loan.

8.	Will the Supplemental Retirement Plan get paid out when the transaction is completed?
It will not be paid out when the transaction is completed. This benefit will only be paid out when your employment with USG ends. Knauf has agreed to maintain our benefit programs on a substantially comparable basis until the end of the calendar year following the year in which the transaction is completed.

9.	What will happen to our life and disability insurance plans?
Anyone who is out on disability at the time the transaction is completed will have their case continued under the terms of the applicable USG or CGC plan. Knauf has agreed to maintain our benefit programs on a substantially comparable basis until at least the end of the calendar year following the year in which the transaction is completed.

10.	What is going to happen to the Aetna Retiree Reimbursement Account (RRA)? Can Knauf take it away?
The Retiree Reimbursement Account (RRA) will not be impacted by the completion of the transaction. Knauf has agreed to maintain our benefit programs on a substantially comparable basis until at least the end of the calendar year following the year in which the transaction is completed. For CGC employees hired prior to January 1, 2007, the Retiree Health coverage will remain available after the completion of the transaction for at least that time period.

11.	What is going to happen to the USG Retiree Life Insurance? Can Knauf take it away?
The Retiree Life portion of the USG Life Insurance Plan will remain unchanged by the completion of the transaction. Knauf has agreed to maintain our benefit programs on a substantially comparable basis until at least the end of the calendar year following the year in which the transaction is completed. For CGC employees hired prior to January 1, 2007, the Retiree Life portion of the CGC Life Insurance Plan ($4,000) will remain unchanged after the completion of the transaction for at least that time period.

12.	What is going to happen to the USG HRA subsidy for retiree medical? Do I have to retire now to keep it?
Knauf has agreed to maintain our benefit programs on a substantially comparable basis until at least the end of the calendar year following the year in which the transaction is completed. The Retiree HRA subsidy plan will remain unchanged after the completion of the transaction for at least that time period.

Other Benefits and Employee Programs

1.	Will the vacation and holiday schedules change?
Vacation and holidays schedules will not be impacted by the completion of the transaction. Knauf has agreed to maintain our benefit programs on a substantially comparable basis until the end of the calendar year following the year in which the transaction is completed.

2.	I was planning to use the Adoption Assistance benefit next year. Can I rely on it being in place in 2019?
Yes, the Adoption Assistance benefit is expected to remain in place after the completion of the merger. Knauf has agreed to maintain our benefit programs on a substantially comparable basis until at least the end of the calendar year following the year in which the transaction is completed.

3.	What will happen to the USG Deferred Compensation Plan?
If you participate in the Deferred Compensation Plan, you will continue to do so after the completion of the merger. We will have the normal annual enrollment process in December 2018. If you have an account balance in the Deferred Compensation Plan, it will remain in that account as long as you remain an active employee. The terms of the Deferred Compensation Plan do not allow for the termination or amendment of the Deferred Compensation Plan for three years immediately following a change in control such as the Knauf transaction.

4.	I just started my class, what is going to happen to my tuition reimbursement?
You will continue to be eligible to participate in the Educational Assistance program, i.e., tuition reimbursement. All the normal rules around the program remain in effect and you are required to get your manager's approval prior to starting any new classes. Knauf has agreed to maintain our benefit programs on a substantially comparable basis until at least the end of the calendar year following the year in which the transaction is completed.

5.	Will we still have access to the Employee Assistance Program (EAP) when the deal is completed?
Yes, the EAP will continue to be in place for you and your family members to use when the transaction is completed. Knauf has agreed to maintain our benefit programs on a substantially comparable basis until at least the end of the calendar year following the year in which the transaction is completed.

6.	What will happen to the USG Foundation? Will matching gifts, dollars for doers, National Merit Scholarship or Give Local be affected?
The merger agreement provides USG the flexibility to continue to fund the USG Foundation until the transaction is completed. Like USG, Knauf has a long history of supporting the communities in which their employees live and work.

7.	What will happen to our voluntary benefits, including auto & home insurance, commuter benefits, accident and pet insurance?
Knauf has agreed to maintain our benefit programs on a substantially comparable basis until the end of the calendar year following the year in which the transaction is completed. After the transaction is completed, you will be able to continue participation in the Voluntary Benefits that USG offers for at least that time period.

Compensation

1.	If the transaction isn't completed this year, will we still have an annual incentive plan next year?
Yes, the merger agreement provides that we will continue with our normal course of business, which includes continuing incentive plans for 2019.

2.	What will happen to my annual incentive if the deal is completed in 2018?
The agreement with Knauf provides that 2018 annual incentive results will be calculated at the time of the completion of the transaction and will be paid out based on achievement of goals, pro-rated for the number of months prior to completion of the transaction.

3.	Will any of the metrics in our 2018 annual incentive plan change if we are a private company?
The metrics used for the 2018 plan will not change. For 2019, the metrics will be based on the annual operating plan. Knauf has agreed to maintain short-term bonus opportunities until at least the end of the calendar year following the year in which the transaction is completed.

4.	Will there still be a plant safety incentive?
The plant safety incentive plan will remain in place for 2019. Knauf has agreed to maintain short-term bonus opportunities until at least the end of the calendar year following the year in which the transaction is completed.

Operations

1.	Will Knauf keep the USG name and brands like Sheetrock®?
Knauf expressed a strong appreciation for USG’s legacy and reputation in North America, including our market-leading brands like Sheetrock®. They indicated they are not currently planning changes to our company or product names.

2.	Will USG’s commitment to safety change following the completion of the transaction?
Absolutely not. Safety has been our number one core value for more than a century and we remain steadfastly committed to it. Our same core values will guide USG even after becoming part of Knauf.

3.	What does this mean for the strategic initiatives we have underway?
Nothing – for now, it is business as usual for us and it’s essential that you remain as focused as ever on our key priorities and your day-to-day activities. USG will continue to operate independently and execute on our strategy until completion of the transaction.

4.	Will Knauf make leadership or executive changes?
Many details, such as leadership details, are still being worked out. We will communicate any changes if and when they occur.

5.	What does this mean for USG employees? Do you anticipate any layoffs as a result of this transaction? Does Knauf plan to close any plants or eliminate any jobs?
Until the transaction is completed we remain two independent companies and nothing changes – it’s business as usual. Following the completion of the transaction, USG will continue to be managed locally in the U.S., and Knauf intends to maintain USG’s existing corporate headquarters in Chicago and its facilities in North America. Knauf’s leadership team indicated throughout the negotiation process that they highly value our strong team and that they plan to make significant long-term investments in USG’s operations and people, which will benefit all of USG’s stakeholders, including, employees, customers and suppliers. Any changes in USG operations will be based on the demands of the business environment at the time.

6.	What does this mean for my role? Does this change who I report to?
There are no changes to the roles or reporting structures at this time.

7.	Will my schedule or work location change when the transaction is completed?
No, you will continue to have the same schedule and work location as you had prior to the transaction completion. Any changes to your schedule or work location would be a decision of the business and not a result of the transaction.

8.	How does this transaction benefit our customers?
The combined company results in a global building materials industry leader that will maximize Knauf and USG’s highly complementary businesses, products and global footprint to better meet the needs of both companies’ end-market customers. Knauf intends to make significant long-term investments in USG’s operations and people, which will benefit all of USG’s stakeholders, including employees, customers and suppliers.

9.	Will Knauf move USG’s Headquarters office?
Knauf indicated it intends the business to remain headquartered in Chicago.

Transition Process

1.	Who is Knauf?
Knauf is a multinational, family-owned producer of building materials based in Germany. They generated $8 billion of revenue in 2017, operating more than 220 factories with more than 27,000 people worldwide. Knauf is also a long-term stockholder of USG and we have partnered with them on several initiatives over the years.

2.	Why is Knauf a good fit for USG?
USG and Knauf are highly successful and complementary companies. The combination of these companies will create a leading global building products company. This will allow us to better serve our customers with a more comprehensive portfolio of products while creating opportunities for our team to be a part of a larger, more global organization.

3.	Why did the Board recommend the sale of the company?
Over the past eighteen months, we transformed our company and implemented a strategy to grow our business. When a proposal was made to purchase the company, our Board carefully weighed all strategic options and determined that this transaction maximizes value and is fair to, advisable and in the best interests of the Company and its stockholders. It provides stockholders with significant and certain cash value and supports what we have heard from stockholders over several months in our conversations with them.

4.	What happens between now and completion?
Until completion of the transaction, USG and Knauf remain two separate companies and it is important that we operate in the ordinary course and remain as focused as ever on working safely, running our business, and serving our customers. Achieving our operational and financial targets remains as important as ever.

5.	What will the transaction process look like, and what’s the timeline? When do you expect the transaction to be completed?
There is no specific timeline but we currently expect to complete the transaction in early 2019, subject to customary closing conditions, including regulatory approvals and approval by USG stockholders. During that time several things will happen:

a.	We will hold a special stockholder meeting to vote on the transaction, and holders of at least 80% of outstanding USG stock must vote to approve the proposal to adopt the merger agreement.

b.	Completion of the merger is subject to receipt of certain regulatory approvals under certain foreign antitrust laws in several countries.

c.
Leadership on both sides will work to confirm many details about operations, policies and other issues. So, until the completion of the transaction, we are two separate companies and it’s important that we remain focused on working safely, running our business, and serving our customers.

6.	What should we tell our customers and suppliers?
We are communicating with our customers and suppliers to make sure their questions are answered. Until the deal is completed, it is very much business as usual and we must continue operating in ordinary course as two separate and independent companies. Please refer all customer inquiries to [INSERT DETAILS] or supplier inquiries to [INSERT DETAILS].

7.	Who should I contact with additional questions?
If you have further questions, please email TransactionQuestions@usg.com.

8.	What should I do if I’m contacted by the media or investors?
Please do not discuss the transaction with the media or investors – you can refer all media inquiries to Kathleen Prause and all investor inquiries to Bill Madsen at investorrelations@usg.com.
Cautionary Note Regarding Forward-Looking Statements
These materials contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 related to management’s expectations about future conditions, including but not limited to, statements regarding the proposed transaction with Knauf, including expected timing, completion and effects of the proposed transaction. In some cases, forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “expect,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “may,” “will be,” “will continue,” “will likely result” and similar expressions. Actual business, market or other conditions may differ materially from management’s expectations and, accordingly, may affect our sales and profitability, liquidity and future value. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date, and we undertake no obligation to update any forward-looking statement. Among the risks, contingencies and uncertainties that could cause actual results to differ from those described in the forward-looking statements or could result in the failure of the proposed transaction to be completed are the following: the failure to obtain stockholder approval of the adoption of the merger agreement; the failure to obtain necessary regulatory or other governmental approvals for the proposed transaction, or if obtained, the possibility of being subjected to conditions that could result in a material delay in, or the abandonment of, the proposed transaction or otherwise have an adverse effect on the Company; continued availability of financing or alternatives for the financing provided in the debt commitment letter; the failure to satisfy required closing conditions; the potential impact on the UBBP joint venture in the event the proposed transaction is not completed, including the risk that, in connection with the execution of the merger agreement, Boral Limited has the right to exercise its option to acquire the Company’s ownership of the UBBP joint venture; the risk that the proposed transaction may not be completed in the expected timeframe, or at all; the effect of restrictions placed on the Company and its subsidiaries’ ability to operate their businesses under the merger agreement, including the Company’s ability to pursue alternatives to the proposed transaction; the risk of disruption resulting from the proposed transaction, including the diversion of the Company’s resources and management’s attention from ongoing business operations; the effect of the announcement of the proposed transaction on the Company’s ability to retain and hire key employees; the effect of the announcement of the proposed transaction on the Company’s business relationships, results of operations, financial condition, the market price of the Company’s common stock and businesses generally; the risk of negative reactions from investors, employees, suppliers and customers; the outcome of any legal proceedings that may be instituted against the Company related to the proposed transaction; the amount of the costs, fees, expenses and charges related to the proposed transaction; and the occurrence of any event giving rise to the right of a party to terminate the merger agreement. Information describing other risks and uncertainties affecting the Company that could cause actual results to differ materially from those in forward-looking statements may be found in our filings with the SEC, including, but not limited to, the “Risk Factors” in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q.

Additional Information and Where to Find It
This communication relates to the proposed transaction involving the Company and Knauf. In connection with the proposed transaction, the Company intends to file with the SEC and mail or otherwise provide to its stockholders a proxy statement on Schedule 14A (the “Proxy Statement”). This report does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, and is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC or send to its stockholders in connection with the proposed transaction. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, http://www.sec.gov, and the Company’s website, www.usg.com, and Company stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from the Company. In addition, the documents (when available) may be obtained free of charge by a request in writing to the Company at 550 West Adams Street, Chicago, Illinois 60661-3676, attention: Corporate Secretary.
Participants in Solicitation
The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Company common stock in respect of the proposed transaction. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2018 annual meeting of stockholders, which was filed with the SEC on March 29, 2018, the Company’s proxy supplement, which was filed with the SEC on April 20, 2018, and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which was filed with the SEC on February 14, 2018. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.

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Update to Knauf Transaction Information Page on USG Connections
Email from Brian Cook – August 1, 2018
USG team,
As you know, the USG Connections intranet page has communications related to the Knauf transaction from Jenny Scanlon and Alexander Knauf, as well as publicly-filed press releases, shareholder communications and reports that have been released since June 11, 2018.
Over the past several weeks, many of you submitted questions regarding the transaction. We have posted these questions, with answers, on the USG Connections page and will continue to update the site as we have more information we can share.
You can send additional questions to TransactionQuestions@usg.com. Please refer all media inquiries to Kathleen Prause and all investor inquiries to Bill Madsen at investorrelations@usg.com.
Regards,
Brian
Brian J. Cook
Executive Vice President and Chief Administrative Officer, USG Corporation
President, USG Foundation

Cautionary Note Regarding Forward-Looking Statements
These materials contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 related to management’s expectations about future conditions, including but not limited to, statements regarding the proposed transaction with Knauf, including expected timing, completion and effects of the proposed transaction. In some cases, forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “expect,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “may,” “will be,” “will continue,” “will likely result” and similar expressions. Actual business, market or other conditions may differ materially from management’s expectations and, accordingly, may affect our sales and profitability, liquidity and future value. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date, and we undertake no obligation to update any forward-looking statement. Among the risks, contingencies and uncertainties that could cause actual results to differ from those described in the forward-looking statements or could result in the failure of the proposed transaction to be completed are the following: the failure to obtain stockholder approval of the adoption of the merger agreement; the failure to obtain necessary regulatory or other governmental approvals for the proposed transaction, or if obtained, the possibility of being subjected to conditions that could result in a material delay in, or the abandonment of, the proposed transaction or otherwise have an adverse effect on the Company; continued availability of financing or alternatives for the financing provided in the debt commitment letter; the failure to satisfy required closing conditions; the potential impact on the UBBP joint venture in the event the proposed transaction is not completed, including the risk that, in connection with the execution of the merger agreement, Boral Limited has the right to exercise its option to acquire the Company’s ownership of the UBBP joint venture; the risk that the proposed transaction may not be completed in the expected timeframe, or at all; the effect of restrictions placed on the Company and its subsidiaries’ ability to operate their businesses under the merger agreement, including the Company’s ability to pursue alternatives to the proposed transaction; the risk of disruption resulting from the proposed transaction, including the diversion of the Company’s resources and management’s attention from ongoing business operations; the effect of the announcement of the proposed transaction on the Company’s ability to retain and hire key employees; the effect of the announcement of the proposed transaction on the Company’s business relationships, results of operations, financial condition, the market price of the Company’s common stock and businesses generally; the risk of negative reactions from investors, employees, suppliers and customers; the outcome of any legal proceedings that may be instituted against the Company related to the proposed transaction; the amount of the costs, fees, expenses and charges related to the proposed transaction; and the occurrence of any event giving rise to the right of a party to terminate the merger agreement. Information describing other risks and uncertainties affecting the Company that could cause actual results to differ materially from those in forward-looking statements may be found in our filings with the SEC, including, but not limited to, the “Risk Factors” in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q.
Additional Information and Where to Find It
This communication relates to the proposed transaction involving the Company and Knauf. In connection with the proposed transaction, the Company intends to file with the SEC and mail or otherwise provide to its stockholders a proxy statement on Schedule 14A (the “Proxy Statement”). This report does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, and is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC or send to its stockholders in connection with the proposed transaction. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, http://www.sec.gov, and the Company’s website, www.usg.com, and Company stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from the Company. In addition, the documents (when available) may be obtained free of charge by a request in writing to the Company at 550 West Adams Street, Chicago, Illinois 60661-3676, attention: Corporate Secretary.
Participants in Solicitation
The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Company common stock in respect of the proposed transaction. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2018 annual meeting of stockholders, which was filed with the SEC on March 29, 2018, the Company’s proxy supplement, which was filed with the SEC on April 20, 2018, and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which was filed with the SEC on February 14, 2018. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.

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